Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

July 30, 2021

Media Contact:	Investor Contact:
Mike Houlihan	Jardon Jaramillo
Corporate Communications	Investor Relations
Phone: 503-464-8596	Phone: 503-464-7051

Portland General Electric Announces Second Quarter 2021 Results
•Second quarter results reflect strong retail deliveries and customer growth
•Reliable operations as new peak load record set
•Strategic decarbonization goals align with legislative passage of Oregon’s new clean energy legislation
•2022 test year general rate case filed to recover primarily base business investments
•Raising 2021 earnings guidance from $2.55 to $2.70 to $2.70 to $2.85 per diluted share

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income of $32 million, or 36 cents per diluted share, for the second quarter of 2021. This compares with net income of $39 million, or 43 cents per diluted share, for the second quarter of 2020.

“Facing historic temperatures and record demand in June, our system performed well as we maintained consistent and reasonably priced power delivery to all customers,” said Maria Pope, PGE president and CEO. “The investments that we have made in generation and in building a safe, reliable, and resilient grid, prepared us well for the recent high heat events. Our recently filed 2022 general rate case seeks to further this work, while keeping prices affordable. Investing in a safe, reliable and resilient energy system as well as access to adequate energy resources is important as we face a rapidly changing climate.”

Second Quarter 2021 Compared to Second Quarter 2020
Total revenues were driven by higher retail energy deliveries, due to strong demand with the reopening economy, as well as increased usage during the recent heat wave. Purchased power and fuel expense increased as a result of serving higher retail load and higher market prices as well as lower hydro and wind production in the region. Operating expenses increased, driven by preparations in advance of wildfire season and higher legal and benefits expenses. Lower wind production also drove lower production tax credits.
Company Updates
Maintained High Reliability During Record Heat

During the record-breaking June heatwave PGE experienced record peak load of 4,441 MW, which surpassed the previous peak load of 4,073 MW. During this time, the Company’s distribution system performed reliably with minimal localized outages. Consistent power delivery was a result of resource adequacy planning, system engineering and investment, new distributed energy resources, as well as customer demand response, smart thermostats and other programs.

Oregon Clean Energy Legislation Aligns with Decarbonization Goals

In June, the Oregon Legislature established a framework for 100% clean electricity by 2040. A number of provisions in the bill align with PGE’s strategic direction. These provisions include decarbonization targets in line with our corporate decarbonization goals that are designed to ensure affordability and reliability; authority and process for a community wide green-tariff program; coordination with local governments with climate action goals; and, an opportunity for the company to offer programs and services to further the state’s economy-wide greenhouse gas emission reduction goals and the state’s electric vehicle targets.

2022 General Rate Case

On July 9, PGE filed with the Public Utility Commission of Oregon (OPUC) a general rate case based on a 2022 test year (GRC). The filing requests an increase in PGE's annual revenue requirement that results in an overall average increase of approximately 3.9% in customer prices for 2022. The GRC filing seeks recovery of base business investments of nearly $1 billion in upgrading the grid to improve reliability, resiliency, and capability to deliver safe, reliable, clean electricity to customers.
Quarterly Dividend
As previously announced, on July 28, 2021, the board of directors of Portland General Electric Company declared a quarterly common stock dividend of $0.43 per share. The quarterly dividend is payable on or before October 15, 2021 to shareholders of record at the close of business on September 27, 2021.

2021 Earnings Guidance
PGE is raising its full-year 2021 earnings guidance from $2.55 to $2.70 per diluted share to $2.70 to $2.85 per diluted share based on the following assumptions:
•An increase in annual energy deliveries from 1% and 1.5%, to 2.5% to 3.0%, weather-adjusted, which reflects year over year:
◦Commercial segment growth, as economic recovery has taken hold earlier and more rapidly than anticipated;
◦Strong growth in the industrial segment reflecting expansions in high tech manufacturing and digital services;
◦These increases are partially offset by a decrease in residential demand as customers spend less time at home;
•Normal temperatures in its utility service territory for the remainder of the year;
•Hydro conditions for the remainder of year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations for the remainder of the year;
•Capital expenditures of $700 million;
•Revised average construction work in progress balance from $340 million to $390 million;
•Revised operating and maintenance expense from between $595 million and $615 million, to between $605 million and $625 million in order to enhance and accelerate vegetation management and grid restoration and resiliency;
•Depreciation and amortization expense between $410 million and $430 million;
•Effective tax rate of 10% to 15%;
•Revised cash from operations from between $600 million and $650 million, to between $575 and $625 million, which represents the cash timing difference of regulatory deferrals;
•No new common equity to be issued for investment or operations; and
•Continuation of existing regulatory mechanisms during 2021, including decoupling, the PCAM, the COVID-19 deferral, the wildfire deferral, and the storm deferral.

Second Quarter 2021 Earnings Call and Webcast — July 30, 2021

PGE will host a conference call with financial analysts and investors on Friday, July 30, 2021, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, July 30, 2021, through 2 p.m. ET on Friday, August 6, 2021.

Maria Pope, president and CEO; Jim Ajello, senior vice president of Finance, CFO, and treasurer; and Jardon Jaramillo, senior director, Investor Relations, Treasury, and Risk Management, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, with operations across the state. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE owns 16 generation plants across Oregon and other Northwestern states and maintains and operates 14 public parks and recreation areas. For over 130 years, PGE has delivered safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE and its 3,000 employees are working with customers to build a clean energy future. In 2020, PGE, employees, retirees and the PGE Foundation donated $5.6 million and volunteered 18,200 hours with more than 400 nonprofits across Oregon. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of July 30, 2021. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, which could affect the access to and availability of cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; the outcome of various legal and regulatory actions; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or third party liability; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; and widespread health emergencies or outbreaks of infectious diseases such as the novel coronavirus disease (COVID-19), which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements. Prospective investors should also review the risks and uncertainties listed in the Company’s most recent annual report on Form 10-K and the Company’s reports on Forms 8-K and 10-Q filed with the United States Securities and Exchange Commission (SEC), including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time. These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Revenues, net	$545	$469	$1,157	$1,033
Alternative revenue programs, net of amortization	(8)	—	(11)	9
Total revenues	537	469	1,146	1,042
Operating expenses:
Purchased power and fuel	185	109	354	262
Generation, transmission and distribution	76	77	156	150
Administrative and other	79	74	165	145
Depreciation and amortization	101	104	204	212
Taxes other than income taxes	35	34	73	69
Total operating expenses	476	398	952	838
Income from operations	61	71	194	204
Interest expense, net	33	34	67	67
Other income:
Allowance for equity funds used during construction	5	4	9	7
Miscellaneous income (expense), net	3	3	5	(1)
Other income, net	8	7	14	6
Income before income tax expense	36	44	141	143
Income tax expense	4	5	13	23
Net income	32	39	128	120
Other comprehensive income	—	—	—	1
Comprehensive income	$32	$39	$128	$121

Weighted-average common shares outstanding (in thousands):
Basic	89,554	89,489	89,555	89,459
Diluted	89,672	89,625	89,687	89,602

Earnings per share:
Basic	$0.36	$0.44	$1.43	$1.34
Diluted	$0.36	$0.43	$1.43	$1.34

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$17	$257
Accounts receivable, net	274	271
Inventories	74	72
Regulatory assets—current	20	23
Other current assets	219	98
Total current assets	604	721
Electric utility plant, net	7,693	7,539
Regulatory assets—noncurrent	543	569
Nuclear decommissioning trust	43	45
Non-qualified benefit plan trust	46	42
Other noncurrent assets	170	153
Total assets	$9,099	$9,069

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	June 30, 2021	December 31, 2020
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$196	$153
Liabilities from price risk management activities—current	55	14
Short-term debt	200	150
Current portion of long-term debt	20	160
Current portion of finance lease obligation	16	16
Accrued expenses and other current liabilities	369	322
Total current liabilities	856	815
Long-term debt, net of current portion	2,887	2,886
Regulatory liabilities—noncurrent	1,354	1,369
Deferred income taxes	402	374
Unfunded status of pension and postretirement plans	299	299
Liabilities from price risk management activities—noncurrent	69	136
Asset retirement obligations	263	270
Non-qualified benefit plan liabilities	100	101
Finance lease obligations, net of current portion	127	129
Other noncurrent liabilities	81	77
Total liabilities	6,438	6,456
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,401,722 and 89,537,331 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1,235	1,231
Accumulated other comprehensive loss	(11)	(11)
Retained earnings	1,437	1,393
Total shareholders’ equity	2,661	2,613
Total liabilities and shareholders’ equity	$9,099	$9,069

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$128	$120
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	204	212
Deferred income taxes	6	4
Pension and other postretirement benefits	12	12
Allowance for equity funds used during construction	(9)	(7)
Decoupling mechanism deferrals, net of amortization	11	(8)
Amortization of net benefits due to Tax Reform	—	(11)
Deferral of incremental storm costs	(52)	—
Other non-cash income and expenses, net	19	46
Changes in working capital:
(Increase)/decrease in accounts receivable, net	(9)	40
(Increase) in inventories	(3)	(13)
(Increase) in margin deposits	(35)	(9)
Increase/(decrease) in accounts payable and accrued liabilities	13	(27)
Other working capital items, net	32	18
Other, net	(41)	(21)
Net cash provided by operating activities	276	356

Cash flows from investing activities:
Capital expenditures	(326)	(370)
Sales of Nuclear decommissioning trust securities	7	4
Purchases of Nuclear decommissioning trust securities	(5)	(3)
Other, net	(13)	(1)
Net cash used in investing activities	(337)	(370)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	319
Payments on long-term debt	(140)	(98)
Borrowings on short-term debt	200	200
Repayments of short-term debt	(150)	(50)
Dividends paid	(73)	(69)
Repurchase of common stock	(12)	—
Other	(4)	(15)
Net cash provided by (used in) financing activities	(179)	287
Increase (Decrease) in cash and cash equivalents	(240)	273
Cash and cash equivalents, beginning of period	257	30
Cash and cash equivalents, end of period	$17	$303

Supplemental cash flow information is as follows:

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash paid for interest, net of amounts capitalized	$61	$56
Cash paid for income taxes	11	5

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Six Months Ended June 30,
	2021		2020
Revenues (dollars in millions):
Retail:
Residential	$559	49%	$502	48%
Commercial	332	29	299	29
Industrial	122	11	104	10
Direct Access	24	2	23	2
Subtotal	1,037	91	928	89
Alternative revenue programs, net of amortization	(11)	(1)	9	1
Other accrued revenues, net	11	1	6	1
Total retail revenues	1,037	91	943	91
Wholesale revenues	74	6	74	7
Other operating revenues	35	3	25	2
Total revenues	$1,146	100%	$1,042	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	4,003	32%	3,789	31%
Commercial	3,165	25	3,000	24
Industrial	1,813	15	1,638	13
Subtotal	8,981	72	8,427	68
Direct access:
Commercial	298	2	311	2
Industrial	761	6	725	6
Subtotal	1,059	8	1,036	8
Total retail energy deliveries	10,040	80	9,463	76
Wholesale energy deliveries	2,504	20	2,980	24
Total energy deliveries	12,544	100%	12,443	100%

Average number of retail customers:
Residential	798,200	88%	788,511	88%
Commercial	110,764	12	110,116	12
Industrial	191	—	194	—
Direct access	593	—	631	—
Total	909,748	100%	899,452	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Six Months Ended June 30,
	2021		2020
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	4,289	36%	3,477	29%
Coal	895	7	1,504	13
Total thermal	5,184	43	4,981	42
Hydro	581	5	686	6
Wind	1,197	10	1,193	10
Total generation	6,962	58	6,860	58
Purchased power:
Term	2,353	20	3,821	32
Hydro	2,185	18	1,091	9
Wind	491	4	178	1
Total purchased power	5,029	42	5,090	42
Total system load	11,991	100%	11,950	100%
Less: wholesale sales	(2,504)		(2,980)
Retail load requirement	9,487		8,970

The following table indicates the number of heating and cooling degree-days for the three months ended June 30, 2021 and 2020, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2021	2020	Avg.	2021	2020	Avg.
First Quarter	1,805	1,761	1,847	—	—	—
April	290	305	370	—	—	3
May	167	174	185	21	39	25
June	41	75	74	217	60	65
Second Quarter	498	554	629	238	99	93
Year-to-date	2,303	2,315	2,476	238	99	93
Increase/(Decrease) from the 15-year average	(7)%	(7)%		156%	6%